UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2014

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340	07052
West Orange, New Jersey 07052	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2014, Lincoln Educational Services Corporation (the “Company”) and Cesar Ribeiro, Chief Financial Officer of the Company, entered into a Separation and Release Agreement (the “Agreement”), setting forth the terms of Mr. Ribeiro’s separation of employment with the Company. The Agreement memorializes the mutual agreement of the parties to terminate Mr. Ribeiro’s employment agreement with the Company, dated as of January 8, 2013. Mr. Ribeiro has been on medical leave of absence since September 2014.

The Agreement provides that Mr. Ribeiro’s employment with the Company will terminate as of the close of business on December 31, 2014. The Agreement further provides that, in consideration for a release of claims and agreement to certain restrictive covenants by Mr. Ribeiro, the Company will pay Mr. Ribeiro, among other things, a lump sum cash payment of $777,994, subject to withholding, and will reimburse Mr. Ribeiro for the employer-portion of the premiums due for continuation of coverage under COBRA for a period extending until the earlier of Mr. Ribeiro’s future employment and December 31, 2015.

In addition, pursuant to the terms of the Agreement, Mr. Ribeiro has agreed to be subject to certain restrictive covenants, which, among other things, prohibit him, without the Company’s prior written consent, from (i) competing against the Company and (ii) soliciting employees, consultants, clients or customers of the Company or any of its affiliates or subsidiaries for a period of 24 months following the date of termination of employment.

On December 18, 2014, the Company announced that Brian Meyers has been appointed Chief Financial Officer, effective January 1, 2015. Mr. Meyers has more than 25 years of accounting and financial management experience. He joined Lincoln in 2002 and served as the Senior Vice President of Finance and Controller and has assumed the responsibilities of Mr. Ribeiro since September 2014. Prior to joining Lincoln, Mr. Meyers served as Vice President and Controller for Candie’s Inc. and began his career in 1989 with Richard A. Eisner (currently EisnerAmper) a public accounting firm. He is a Certified Public Accountant and holds a B.S. in Accounting from Wagner College.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 18, 2014, the Company issued a press release announcing the appointment of Brian Meyers to Chief Financial Officer, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Separation and Release Agreement, dated December 12, 2014 between the Company and Cesar Ribeiro

99.1	Press release of Lincoln Educational Services Corporation dated December 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: December 18, 2014

	By:	/s/ Kenneth M. Swisstack
Name: Kenneth M. Swisstack
Title: General Counsel